MEDIA CONTACT:

Ken Engberg

kenneth.engberg@dealertrack.com

(516) 734-3692

INVESTOR CONTACT:

Garo Toomajanian

investorrelations@dealertrack.com

(888) 450-0478

Dealertrack Technologies, Inc. Reports First Quarter 2013 Financial Results

Increases 2013 Guidance to Reflect Acquisition of Casey & Casey

Lake Success, N.Y., May 8, 2013 – Dealertrack Technologies, Inc. (NASDAQ: TRAK) today reported financial results for the first quarter ended March 31, 2013.

GAAP Results for the First Quarter 2013

▪	Revenue for the quarter was $109.1 million, as compared to $91.6 million for the first quarter of 2012.
▪	GAAP net loss for the quarter was $(34,000), as compared to GAAP net income of $17.0 million for the first quarter of 2012.
▪	Diluted GAAP net loss per share for the quarter was $(0.00), as compared to GAAP net income per share of $0.39 for the first quarter of 2012.

GAAP net income for the first quarter of 2012 was positively impacted by $16.1 million (net of tax), or $0.37 per share, from a non-cash gain related to the contribution of Chrome to the Chrome Data Solutions, L.P. joint venture.

Non-GAAP Results for the First Quarter 2013

▪	Adjusted EBITDA for the quarter was $24.2 million, as compared to $19.4 million for the first quarter of 2012.
▪	Adjusted net income for the quarter was $12.0 million, as compared to $9.4 million for the first quarter of 2012.
▪	Diluted adjusted net income per share for the quarter was $0.27, as compared to $0.22 for the first quarter of 2012.

Mark F. O’Neil, chairman and chief executive officer of Dealertrack Technologies, Inc., commented, “We are off to a solid start for the year. Our focus on selling broader solutions to dealerships helped drive an increase in momentum for our subscription products in the first quarter, led by our dealer management system. At the same time, transaction revenue continues to increase faster than the growth in car sales as we derived more revenue per car sold through increased cross-selling. We are also making significant progress in a number of product initiatives that we believe will help us deliver strong growth and profitability in the years ahead.”

Updated Guidance for 2013

Dealertrack updated its 2013 annual guidance to reflect the acquisition of Casey & Casey as follows:

Expected GAAP Results

▪	Revenue for the year is expected to be between $453.0 million and $462.0 million, an increase from prior guidance of between $447.0 million and $456.0 million.
▪	GAAP net income for the year is expected to be between $9.5 million and $12.5 million, a decrease from prior guidance of between $10.0 million and $13.0 million.
▪	Diluted GAAP net income per share for the year is expected to be between $0.21 and $0.28, a decrease from prior guidance of between $0.22 and $0.29 per share.

Expected Non-GAAP Results

▪	Adjusted EBITDA for the year is expected to be between $112.5 million and $116.5 million, an increase from prior guidance of between $111.0 million and $115.0 million.
▪	Adjusted net income for the year is expected to be between $55.0 million and $58.0 million, an increase from prior guidance of between $54.0 million and $57.0 million.
▪	Diluted adjusted net income per share for the year is expected to be between $1.21 and $1.28, an increase from prior guidance of between $1.19 and $1.26.

Diluted GAAP net income and adjusted net income per share guidance for the year continues to be based on an estimated 45.4 million diluted weighted average shares outstanding. The guidance also continues to assume that new car sales by franchised dealers will be approximately 15.2 million units and used car sales by franchised dealers will be approximately 15.0 million units in 2013.

Conference Call

Dealertrack will host a conference call to discuss its first quarter 2013 results on May 8, 2013 at 5:00 p.m. Eastern Time. The conference call will be webcast live on the Internet at ir.dealertrack.com. In addition, a live audio of the call will be accessible to the public by calling 877-303-6648 (domestic) or 970-315-0443 (international); no access code is necessary. Callers should dial in approximately 10 minutes before the call begins. A replay will be available on the Dealertrack Technologies, Inc. website until May 30, 2013.

Non-GAAP Financial Measures

The non-GAAP measures of adjusted EBITDA and adjusted net income disclosures are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of net income.  Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income (loss) excluding interest, taxes, depreciation and amortization expenses, stock-based compensation, contra-revenue and certain items, as applicable, such as:  impairment charges, restructuring charges, impact of acquisition-related activity (including contingent consideration changes, compensation expense, basis difference amortization, and professional service fees), realized gains on sales of previously impaired securities, gains or losses on sales or disposals of subsidiaries and other assets, rebranding expense and certain other non-recurring items.

Adjusted net income is a non-GAAP financial measure that represents GAAP net income (loss) excluding stock-based compensation expense, the amortization of acquired identifiable intangibles, contra-revenue, and certain items, as applicable, such as: impairment charges, restructuring charges, impact of acquisition-related activity (including contingent consideration changes, compensation expense, basis difference amortization, and professional service fees), realized gains on sales of previously impaired securities, gains or losses on sales or disposals of subsidiaries and other assets, adjustments to deferred tax asset valuation allowances, non-cash interest expense, rebranding expense and certain other non-recurring items.  These adjustments to net income (loss), which are shown before taxes, are adjusted for their tax impact at their applicable statutory rates.

Adjusted EBITDA and adjusted net income are presented because management believes that they provide additional information with respect to the performance of our fundamental business activities and are also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies.  Adjusted EBITDA and adjusted net income are also presented because the purchase accounting treatment of acquisitions can have a negative impact on our GAAP results because the depreciation and amortization expenses associated with acquired assets, in particular intangibles which tend to have a relatively short useful life, can be substantial in the first several years following an acquisition. As a result, we monitor our adjusted EBITDA and adjusted net income and other business statistics as a measure of operating performance in addition to net income and the other measures included in our consolidated financial statements.  Management believes the adjusted EBITDA and adjusted net income information is useful to investors for these reasons.  Adjusted EBITDA and adjusted net income are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance.  Management believes the most directly comparable GAAP financial measure for adjusted EBITDA and adjusted net income is GAAP net income (loss) and has provided a reconciliation of adjusted EBITDA to GAAP net income (loss) and adjusted net income to GAAP net income (loss) in this press release.

About Dealertrack Technologies (www.dealertrack.com)

Dealertrack Technologies’ intuitive and high-value web-based software solutions and services enhance efficiency and profitability for all major segments of the automotive retail industry, including dealers, lenders, OEMs, third-party retailers, agents, and aftermarket providers. In addition to the industry’s largest online credit application network, connecting more than 19,000 dealers with more than 1,300 lenders, Dealertrack Technologies delivers the industry’s most comprehensive solution set for automotive retailers, including Dealer Management System (DMS), Inventory, Sales and F&I, Interactive, and Registration and Titling  solutions. For more information visit  www.dealertrack.com.

Safe Harbor for Forward-Looking and Cautionary Statements

Statements in this press release regarding Dealertrack’s expected 2013 performance based on both GAAP and non-GAAP measures, the long-term outlook for its business and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Dealertrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

Factors that might cause such a difference include: economic trends that affect the automotive retail industry or the indirect automotive financing industry including the number of new and used cars sold; credit availability; reductions in auto dealerships; increased competitive pressure from other industry participants, including Open Dealer Exchange, RouteOne, CUDL, Finance Express and AppOne; the impact of some vendors of software products for automotive dealers making it more difficult for Dealertrack’s customers to use Dealertrack’s solutions and services; security breaches, interruptions, failures and/or other errors involving Dealertrack’s systems or networks; the failure or inability to execute any element of Dealertrack’s business strategy, including selling additional products and services to existing and new customers; Dealertrack’s success in implementing an ERP system; the volatility of Dealertrack’s stock price; new regulations or changes to existing regulations; the integration of recent acquisitions and the expected benefits, as well as the integration and expected benefits of any future acquisitions that Dealertrack may pursue; Dealertrack’s success in expanding its customer base and product and service offerings, the impact of recent economic trends, and difficulties and increased costs associated with raising additional capital; the impairment of intangible assets, such as trademarks and goodwill; and other risks listed in Dealertrack’s reports filed with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K. These filings can be found on Dealertrack’s website at www.dealertrack.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and Dealertrack disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

DEALERTRACK TECHNOLOGIES, INC.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2013	2012

Net revenue	$109,059	$91,617
Cost of revenue	63,188	53,150
Product development	3,630	2,994
Selling, general and administrative	41,490	34,128
Total operating expenses	108,308	90,272
Income from operations	751	1,345
Interest expense, net	(3,240)	(927)
Other income , net	66	76
Gain on disposal of subsidiary	-	27,693
Earnings from equity method investment, net	1,219	163
(Loss) income before benefit from (provision for) income taxes, net	(1,204)	28,350
Benefit from (provision for) income taxes, net	1,170	(11,389)
Net (loss) income	$(34)	$16,961

Basic net (loss) income per share	$(0.00)	$0.40
Diluted net (loss) income per share	$(0.00)	$0.39
Weighted average common stock outstanding (basic)	43,173	42,091
Weighted average common stock outstanding (diluted)	43,173	43,720

Adjusted EBITDA (non-GAAP) (a)	$24,229	$19,419
Adjusted EBITDA margin (non-GAAP) (b)	22%	21%
Adjusted net income (non-GAAP) (a)	$12,036	$9,444
Diluted adjusted net income per share (non-GAAP) (c)	$0.27	$0.22

Stock-based compensation expense was classified as follows:
Cost of revenue	$692	$635
Product development	168	214
Selling, general and administrative	2,411	2,481
	$3,271	$3,330

(a)     See Reconciliation Data.

(b)     Represents adjusted EBITDA as a percentage of net revenue.

(c)     For the three months ended March 31, 2013, the diluted adjusted net income per share of approximately $0.27 is based on 44,624,000 diluted weighted average shares outstanding.

DEALERTRACK TECHNOLOGIES, INC.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	March 31, 2013	December 31, 2012

ASSETS
Cash and cash equivalents	$131,577	$143,811
Marketable securities	39,284	34,031
Customer funds	3,540	1,999
Customer funds receivable	22,613	14,077
Accounts receivable, net	48,225	43,679
Deferred tax assets, net	4,412	4,412
Prepaid expenses and other current assets	24,439	19,142
Total current assets	274,090	261,151

Marketable securities - long-term	4,383	4,428
Property and equipment, net	27,523	27,407
Investments	122,927	122,808
Software and website development costs, net	48,892	46,182
Intangible assets, net	110,193	117,599
Goodwill	270,062	270,646
Deferred tax assets, net	44,316	43,611
Other assets - long-term	14,790	16,684
Total assets	$917,176	$910,516

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$39,295	$50,852
Customer funds payable	26,153	16,076
Deferred revenue	7,884	7,959
Deferred tax liabilities	3,088	3,031
Due to acquirees	11,281	11,124
Total current liabilities	87,701	89,042
Long-term liabilities	250,142	250,157
Total liabilities	337,843	339,199
Total stockholders' equity	579,333	571,317
Total liabilities and stockholders' equity	$917,176	$910,516

DEALERTRACK TECHNOLOGIES, INC.

Consolidated Statements of Cash Flows

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
Operating activities:
Net (loss) income	$(34)	$16,961
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	13,897	11,979
Deferred tax (benefit) provision	(1,158)	10,893
Stock-based compensation expense	3,271	3,330
Provision for doubtful accounts and sales credits	1,682	2,146
Earnings from equity method investment, net	(1,219)	(163)
Deferred compensation	38	38
Stock-based compensation windfall tax benefit	(3,587)	(2,943)
Amortization of deferred interest	279	26
Amortization of debt issuance costs and debt discount	2,302	703
Change in contingent consideration	(500)	(250)
Gain on sale of marketable securities	(11)	-
Gain on disposal of subsidiary	-	(27,693)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(6,339)	(6,742)
Prepaid expenses and other current assets	(2,186)	3,059
Other assets — long-term	3,166	1,539
Accounts payable and accrued expenses	(13,518)	(11,441)
Deferred rent	51	48
Deferred revenue	(60)	527
Other liabilities — long-term	(1,074)	(1,166)
Net cash (used in) provided by operating activities	(5,000)	851

Consolidated Statements of Cash Flows (continued)

	Three Months Ended
	March 31,
	2013	2012
Investing activities:
Capital expenditures	(2,027)	(1,695)
Capitalized software and website development costs	(5,296)	(3,665)
Purchases of marketable securities	(18,037)	-
Proceeds from sales and maturities of marketable securities	12,539	-
Cash contributed for equity method investment	-	(1,750)
Net cash used in investing activities	(12,821)	(7,110)

Financing activities:
Principal payments on capital lease obligations and financing arrangements	(38)	(349)
Proceeds from stock purchase plan and exercise of stock options	3,109	3,662
Proceeds from issuance of senior convertible notes	-	200,000
Payments for debt issuance costs	-	(6,690)
Payments for convertible note hedges	-	(43,940)
Proceeds from the issuance of warrants	-	29,740
Purchases of treasury stock	(678)	(657)
Stock-based compensation windfall tax benefit	3,587	2,943
Net cash provided by financing activities	5,980	184,709

Net (decrease) increase in cash and cash equivalents	(11,841)	178,450
Effect of exchange rate changes on cash and cash equivalents	(393)	385
Cash and cash equivalents, beginning of period	143,811	78,709
Cash and cash equivalents, end of period	$131,577	$257,544

Supplemental disclosure:
Cash paid for:
Income taxes	$702	$1,109
Interest	1,646	217
Non-cash investing and financing activities:
Accrued capitalized hardware, software and fixed assets	2,224	1,879
Assets acquired under capital leases and financing arrangements	34	725
Non-cash consideration issued for investment in Chrome Data Solutions	-	42,301

DEALERTRACK TECHNOLOGIES, INC.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2013	2012

GAAP net (loss) income	$(34)	$16,961
Interest income	(124)	(230)
Interest expense - cash	1,062	454
Interest expense - non-cash	2,302	703
(Benefit from) provision for income taxes, net	(1,170)	11,389
Depreciation of property and equipment and amortization of capitalized software and website costs	6,581	5,100
Amortization of acquired identifiable intangibles	7,316	6,879
EBITDA (non-GAAP)	15,933	41,256
Adjustments:
Stock-based compensation	3,271	3,330
Contra-revenue	1,354	1,102
Acquisition-related and other professional fees	483	199
Acquisition-related contingent consideration changes and compensation expense, net	35	178
Integration and other related costs	799	-
Gain on disposal of subsidiary	-	(27,693)
Rebranding expense	1,648	51
Amortization of equity method investment basis difference	706	996
Adjusted EBITDA (non-GAAP)	$24,229	$19,419

DEALERTRACK TECHNOLOGIES, INC.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2013	2012

GAAP net (loss) income	$(34)	$16,961
Adjustments:
Interest expense - non-cash (not tax-impacted)	2,302	703
Amortization of acquired identifiable intangibles	7,316	6,879
Stock-based compensation	3,271	3,330
Contra-revenue	1,354	1,102
Gain on disposal of subsidiary	-	(27,693)
Acquisition-related and other professional fees	483	199
Acquisition-related contingent consideration changes and compensation expense, net	35	178
Integration and other related costs	799	-
Rebranding expense	1,648	51
Amortization of equity method investment basis difference	706	996
Amended state tax returns impact (non-taxable)	56	-
Tax impact of adjustments (a)	(5,900)	6,738
Adjusted net income (non-GAAP)	$12,036	$9,444

(a)   The tax impact of adjustments for the three months ended March 31, 2013 are based on a U.S. statutory tax rate of 38.2% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation expense, which are based on a blended tax rate of 38.1% and 37.7%, respectively. The tax impact of adjustments for the three months ended March 31, 2012 are based on a U.S. statutory tax rate of 37.4% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation expense, which are based on a blended tax rate of 37.3% and 37.0%, respectively.

DEALERTRACK TECHNOLOGIES, INC.

Reconciliation of Forward-looking GAAP Net Income to Forward-looking Non-GAAP Adjusted EBITDA

(Dollars in millions)

(Unaudited)

	Year Ending December 31, 2013
	Expected Range

GAAP net income	$9.5	$12.5
Interest, net	13.0	13.0
Income taxes, net	5.8	7.7
Amortization of basis difference from joint venture	2.8	2.8
Depreciation and amortization	25.9	25.0
Amortization of acquired identifiable intangibles	31.2	31.2
EBITDA (non-GAAP)	88.2	92.2
Adjustments:
Stock-based compensation	15.1	15.1
Non-recurring costs (a)	4.0	4.0
Contra-revenue	5.2	5.2
Adjusted EBITDA - (non-GAAP)	$112.5	$116.5

(a)	Includes certain professional fees, integration and other related costs, acquisition-related compensation expense, rebranding and fair value adjustments.

DEALERTRACK TECHNOLOGIES, INC.

Reconciliation of Forward-looking GAAP Net Income to Forward-looking Non-GAAP Adjusted Net Income

(Dollars in millions)

(Unaudited)

	Year Ending December 31, 2013
	Expected Range

GAAP net income	$9.5	$12.5
Adjustments:
Stock-based compensation	15.1	15.1
Amortization of acquired identifiable intangibles	31.2	31.2
Amortization of basis difference from joint venture	2.8	2.8
Non-cash interest expense (not tax-impacted)	9.2	9.2
Non-recurring costs (a)	4.0	4.0
Contra-revenue	5.2	5.2
Tax impact of adjustments (b)	(22.0)	(22.0)
Adjusted net income (non-GAAP)	$55.0	$58.0

(a)	Includes certain professional fees, integration and other related costs, acquisition-related compensation expense, rebranding, accelerated depreciation and fair value adjustments.
(b)	The tax impact of adjustments are based on a blended tax rate of 38% applied to taxable adjustments.

A reconciliation of GAAP to non-GAAP measures is included in our investor presentation, which also includes the impact of reconciled items on individual income statement classifications.

DEALERTRACK TECHNOLOGIES, INC.

Summary of Business Statistics (Unaudited)

Three months ended

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2013	2012	2012	2012	2012

Active U.S. dealers (a)	20,041	19,067	19,107	18,638	18,345
Active U.S. lenders (b)	1,291	1,261	1,237	1,212	1,165
Transactions processed (in thousands) (c)	24,106	20,782	22,738	22,562	21,751
Active U.S. lender to dealer relationships (d)	181,578	174,628	178,809	177,570	172,075
Subscribing dealers (e)	17,832	17,619	16,421	16,280	16,143

(a)      We consider a dealer to be active in our U.S. network as of a date if the dealer completed at least one revenue-generating credit application processing transaction using the U.S. Dealertrack network during the most recently ended calendar month. The number of active U.S. dealers is based on the number of dealer accounts as communicated by lenders on the U.S. Dealertrack network.

(b)     We consider a lender to be active in our U.S. network as of a date if it is accepting credit application data electronically from U.S. dealers in the U.S. Dealertrack network.

(c)      Represents revenue-generating transactions processed in the U.S. Dealertrack, Dealertrack Aftermarket Services, DealerTrack Processing Solutions and Dealertrack Canada networks at the end of a given period.

(d)     Each lender to dealer relationship represents a pair between an active U.S. lender and an active U.S. dealer at the end of a given period.

(e)     Represents the number of dealerships in the U.S. and Canada with one or more active subscriptions at the end of a given period.

DEALERTRACK TECHNOLOGIES, INC.

Summary of Business Statistics (Unaudited)

Three months ended

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2013	2012	2012	2012	2012

Transaction revenue (in thousands)	$61,364	$54,589	$58,789	$57,493	$54,140
Subscription revenue (in thousands)	$42,778	$42,212	$35,723	$33,932	$33,281
Other revenue (in thousands)	$4,917	$4,974	$4,572	$4,971	$4,196
Average transaction price (a)	$2.60	$2.67	$2.63	$2.59	$2.53
Transaction revenue per car sold (b)	$8.99	$7.18	$6.47	$6.12	$8.61
Average monthly subscription revenue per subscribing dealership (c) (d)	$737	$749	$694	$697	$691

(a)  Represents the average revenue earned per transaction processed in the U.S. Dealertrack, Dealertrack Aftermarket, Dealertrack Processing Solutions and Dealertrack Canada networks during a given period.  Revenue used in calculation adds back transaction related contra-revenue.

(b)  Represents transaction revenue divided by our estimate of total new and used car sales for the period in the U.S. and Canada.  Revenue used in calculation adds back transaction related contra-revenue.

(c)  Revenue used in the calculation adds back subscription related contra-revenue.

(d)  Subscribing dealers and subscription revenue from Dealertrack CentralDispatch have been excluded from the calculation as a majority of these customers are not dealers.

TRAK-E ###

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